February 11, 1999



Ixion Biotechnology, Inc.
12085 Research Drive
Alachua, FL 32615

                           Re:      Post Effective Amendment No. 2 to
                                    Ixion Biotechnology, Inc.
                                    Registration Statement on Form SB-2

Ladies and Gentlemen:

               We have acted as special tax counsel to Ixion Biotechnology, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of (i) Amendment No. 1 to the Registration Statement on Form SB-2 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of the Common Stock (the "Common Stock") and Charitable Benefit Warrants (the "Charitable Benefit Warrants") specified therein, to be issued by the Company ("Amendment No. 1") , and (ii) Post Effective Amendment No. 2 to the Registration Statement ("Amendment No. 2" and, together with Amendment No. 1, the "Amendments") .



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Ixion Biotechnology, Inc.
February 11, 1999

               In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Amendments and the prospectus (collectively, the "Prospectus") that constitutes part of the Amendments, the forms of Charitable Warrant Agreement and Charitable Benefit Warrant filed as exhibits thereto and such corporate records, agreements, documents and other instruments, and have made such inquiries of such officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed that the Common Stock, the Charitable Warrant Agreement and the Charitable Benefit Warrants as executed and delivered by the requisite signatories thereto will conform in substance and form in all material respects to the respective forms thereof examined by us.

               The terms of the Common Stock, the Charitable Warrant Agreement, and the Charitable Benefit Warrants, which are set forth in the Prospectus, are incorporated herein by reference.

               Our opinion is also based upon currently applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial authority and administrative rulings and other authority that we consider relevant, as in effect on the date hereof, any of which may be changed at any time with retroactive effect (referred to herein as the "Law"). Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

               Based on the foregoing, as of the date hereof we are of the opinion that the statements contained in the Prospectus under the caption "Certain U.S. Federal Income Tax Consequences," insofar as such statements constitute matters of law or legal conclusions with respect thereto and except to the extent qualified therein, are correct in all material respects.

               We emphasize that the foregoing is based upon the Law as of the date hereof and the facts and assumptions recited or referred to hereinabove, a change, variation or difference in any of which could affect the conclusions stated herein. This firm undertakes no obligation to update this opinion in the event that there is either a change in the Law, facts or documents on which this opinion is based.

               We consent to the use of this opinion as an exhibit to Amendment No. 2 and to the reference to our firm under the caption "Legal Matters" in the Prospectus. This opinion may not be used for any other purpose and may not otherwise be relied upon by, or disclosed to, any other person, quoted, or referred to.


                                                       Very truly yours,

                                                       /S/
                                                       Thacher Proffitt & Wood